October 15, 2012

Bioshaft Water Technology Inc.

1 Orchard Dr., Suite 220

Lake Forest, CA, 92630

RE:

CONSULTING AGREEMENT BETWEEN

BIOSHAFT WATER TECHNOLOGY INC. (the “Company”)

AND Canadian Environmental Designers Inc. (CED (the “Consultant”)

Further to the discussion between Bioshaft Water Technology Inc. and Canadian Environmental Designers, Inc. (CED), below are the terms of the agreement between the Company and the consultant engaging as the Vice President of Operations and Business Development Consultant.

AGREEMENT

DATED on this 15th. day of October, 2012 by Bioshaft Water Technology Inc. a State of Nevada Corporation with offices in Lake Forest, CA (the “Company”) and Canadian Environmental Designers Inc. (CED) (the “Consultant”).

CONSULTING SERVICES

A.) The Company hereby retains the services of the Consultant to render business development in the form of:

1. Develop and impliment a business development plan for the Middle East.

2. Supervise all the operation design and manufacturing, installation, and maintenance of systems worldwide.

3. Provide periodical reports regarding progress of the Middle East operation.

4. Provide technical support to Bioshaft’s operations worldwide.

5. Liaison with other managers.

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630

B.) The Consultant hereby accepts such retention on the terms and conditions herein set forth and agree to use their best efforts to perform these services at the request of the Company.

C.) The Consultant shall not be required to devote any minimum or specific expenditure of time in performing these services, provided that the Consultant shall be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

TERM

The term of this Agreement shall be through June 30, 2013.

After June 30, 2013 this Agreement can be terminated with 30 days written notice by either party.

COMPENSATION

In full consideration and compensation for the consulting services to be rendered to the Company by the Consultant, the Consultant shall be remunerated as follows (all figures are in US dollars)

1. The Company shall pay the Consultant, as a direct cost to the project being worked on, for the services rendered by the Consultant on the Company’s behalf.

2. Additionally, special pre-approved expenses are invoiced and paid by the Company directly within 30 days from receiving an invoice from the Consultant.

EXPENSES

The Company agrees to reimburse the Consultant for special pre-approved travel expenses connected with its business. The consultant is responsible for all other expenses including but not limited to: federal and state income taxes and healthcare insurance.

COMPANY’S OBLIGATIONS

The Company shall make available to the Consultant all information concerning the business, assets, operations and financial condition of the Company, which the Consultant reasonably requests in connection with the performance of its obligations. The Consultant may rely on the accuracy of all such information without independent verification.

Bioshaft Water Technology Inc. 1

Orchard Dr. #220, Lake forest, CA 92630

CONFIDENTIALITY

The Consultant hereby agrees to maintain in the strictest confidence all such information provided to it by the Company, provided that such information is first identified by the Company as confidential information.

INDEMNIFICATION

The Company shall indemnify and hold harmless the Consultant against any and all loss, liability, damage, cost or expense arising out of any claim or lawsuit, actual or threatened, which the Consultant may suffer, sustain or become subject to, as a result of, or in connection with, the performance of their obligations under this Agreement, except for any loss, liability or expense which is suffered as the result of, or in connection with, the Consultant’s willful misconduct, provided that the Consultant shall give prompt written notice to, and shall cooperate with and render assistance to, the Company regarding any such claim or lawsuit, and provided further the Company shall have the option to undertake and conduct the defense of any such claim or lawsuit.

ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties and replaces all previous agreements, written or oral between the parties. This agreement can only be amended in writing and both parties must sign all amendments.

Please indicate acceptance of these terms by signing below where indicated.

Canadian Environmental Designers, Inc. (CED)	BioShaft Water Technology, Inc.

/s/ Bashar Amin	/s/ Walter J. Zurawick, Jr.
October 15, 2012	October 15, 2012
Bashar Amin, President	Walter J. Zurawick, Jr., President

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630